                                                           EXHIBIT 21.1

Subsidiaries  of Dime Community Bancshares, Inc.

The following are the significant subsidiaries of Dime Community Bancshares, Inc.

Name:     The Dime Savings Bank of Williamsburgh

Jurisdiction of incorporation: United States of America

Names under which it does business:

          The Dime Savings Bank of Williamsburgh

Name:     842 Manhattan Avenue Corporation

Jurisdiction of incorporation: New York

Names under which it does business:

          842 Manhattan Avenue Corporation

Name:     Dime Community Capital Trust I

Jurisdiction of incorporation: Delaware

Names under which it does business:

          Dime Community Capital Trust I

Subsidiaries of The Dime Savings Bank of Williamsburgh

The following are the significant subsidiaries of The Dime Savings Bank of Williamsburgh.

Name:     DSBW Preferred Funding Corporation

Jurisdiction of incorporation: Delaware

Names under which it does business:

          DSBW Preferred Funding Corporation

Name:     DSBW Residential Preferred Funding Corporation

Jurisdiction of incorporation: Delaware

Names under which it does business:

          DSBW Residential Preferred Funding Corporation

Name:     Boulevard Funding Corporation

Jurisdiction of incorporation: New York

Names under which it does business:

          Boulevard Funding Corporation

Name:     Havemeyer Investments, Inc.

Jurisdiction of incorporation: New York

Names under which it does business:

          Havemeyer Investments, Inc.

Name:     Dime Reinvestment Corp.

Jurisdiction of incorporation: New York

Names under which it does business:

          Dime Reinvestment Corp.

The remaining subsidiaries, which are all direct  or indirect subsidiaries of The Dime Savings Bank of Williamsburgh would not, when considered in the aggregate  as a single subsidiary, constitute a significant subsidiary as defined in 17 C.F.R. 210.1-02 (v) Rule 1-02(v) of Regulation S-X as of December 31, 2007.  For a description of the Registrant's subsidiaries, see Item 1 -"Business," "Subsidiary Activities," of the Form 10-K.